CONSENT OF LYLE H. COOPER







                                 LYLE H. COOPER
                           Certified Public Accountant
                            9051 Executive Park Drive
                                    Suite 103
                           Knoxville, Tennessee 37923

Telephone: 423-691-8123                                 Telecopier: 423-691-8209



                        INDEPENDENT AUDITOR'S CONSENT

As independent certified pubic accountant, I hereby consent to the incorporation by reference in the Registration Statement on Form SB-2 of our report dated October 12, 1996 included in Workforce Systems Corp. Annual Report on Form 10-KSB for the year ended June 30, 1996 and to all references to this accounting firm included in the Registration Statement.



s/s Lyle H. Cooper

Lyle H. Cooper
Knoxville, Tennessee
January 16, 1996